Exhibit 99.B(d)(12)

Schedule A
to the
Investment Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Ares Capital Management II LLC
As of December 9, 2021, as amended April 15, 2024

SEI INSTITUTIONAL INVESTMENTS TRUST

High Yield Bond Fund
Opportunistic Income Fund

Agreed and Accepted:

SEI Investments Management Corporation		Ares Capital Management II LLC

By:	/s/ James Smigiel	By:	/s/ Matt Jill

Name:	James Smigiel	Name:	Matt Jill

Title:	Chief Investment Officer	Title:	Authorized Signatory

Schedule B
to the
Investment Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Ares Capital Management II LLC
As of December 9, 2021, as amended April 15, 2024

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

High Yield Bond Fund	[REDACTED]

Opportunistic Income Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation		Ares Capital Management II LLC

By:	/s/ James Smigiel	By:	/s/ Matt Jill

Name:	James Smigiel	Name:	Matt Jill

Title:	Chief Investment Officer	Title:	Authorized Signatory

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